Exhibit 23.1

Consent Of Independent Registered Public Accounting Firm

We consent to the incorporation by reference in Registration Statement No. 33-37261 of Southern Union Company on Form S-8 of our report dated June 21, 2006, appearing in this Annual Report on Form 11-K of Southern Union Savings Plan for the year ended December 31, 2005.

/s/ Parente Randolph, LLC

Wilkes-Barre, Pennsylvania
June 26, 2006